United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant     ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

KINETIC SEAS INCORPORATED.

(Name of Registrant As Specified In Its Charter)

_______________________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 12, 2024

[name of shareholder]

[address of shareholder]

Re.:	Special Meeting of the Shareholders
	Kinetic Seas, Inc.	Shareholder ID: #

Dear Mr. Smith:

Please find accompanying this letter a Proxy Statement for our upcoming Special Meeting of the Shareholders of Kinetic Seas, Inc. f/k/a Bellatora, Inc. The notice also contains information on how to access the online voting, as well as alternative voting methods, if so desired.

The documents you received in this mailing are an important part of the process to change the name of Bellatora to our new company name, Kinetic Seas Incorporated, and establish our new ticker symbol. Everything we are doing today and during the transition is designed to position the company to take advantage of the fast-moving "kinetic" nature of AI.

Thank you for participating in this important step in the path of transforming Bellatora into a leading-edge Artificial Intelligence consulting, infrastructure, and education company. My name is Edward Honour, and I'm excited to be the new Chairman and Chief Executive Officer as of December 2023. Data Science, Machine Learning, and Artificial Intelligence are the technologies positioned to dominate the technological landscape for the foreseeable future and you are part of the process.

To stay up to date on our progress moving forward, I invite you to visit our website at https://kineticseas.com.

You may also consider subscribing to our newsletter. This will ensure you stay updated on our upcoming projects, events, and other pertinent information related to Artificial Intelligence.

Thank you for your continued support.

Warm regards,

Edward Honour

CEO and Chairman of the Board

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SPECIAL MEETING OF STOCKHOLDERS – MAY 6, 2024 AT 10:30 am LOCAL TIME

Voting ends at 11:59 pm cst on May 5, 2024

Control ID:	Shareholder ID:

Date: May 6, 2024	Time: 10:30 am cst

Location:	1501 East Woodfield Rd., Suite # 114-E, Schaumburg, IL. 60173; and

virtually via. instructions found at https://issuerservices.us/ksi

The undersigned appoints Edward Honour and Jeffery Lozinski and each of them, as proxies, each with the power of substitution, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Kinetic Seas Incorporated held of record by the undersigned at the close of business on April 4, 2024 at the Special Meeting of stockholders to be held at 1501 E. Woodfield Rd., Suite 114E, Schaumburg, IL 60173 on May 6, 2024 at 10:30 am (local time) or at any adjournment thereof.

VOTING INSTRUCTIONS: You may vote by any of the following methods. If you are not attending the meeting in person, you may vote until 11:59 pm on May 5, 2024.

Mail:

You may vote by completing and signing the proxy card enclosed with this proxy statement (or by requesting a paper copy of the materials if you only received an electronic version) and promptly mailing it in the enclosed postage-prepaid envelope.

Fax:	Please mark, sign, date and fax a copy of this Proxy Card to 404-816-8830
Internet:	Please visit https://issuerservices.us/ksi

Email:	Please mark, sign, date and email a pdf copy of this Proxy Card to vote@issuerservices.us

In Person	If you attend the meeting, you may vote by delivering your completed proxy card in person or by completing a ballot. Ballots will be available at the meeting. Please note, you will not be able to vote through our virtual presentation of the meeting.

VOTING ITEMS:

The Board of Directors recommends that you vote FOR the following:

1.	Ratification of the Prior Corporate Acts.

The Board of Directors recommends that you vote FOR the following:

2.	Ratification of the Merger Closing.

The Board of Directors has fixed the close of business on April 4, 2024, as the record date for the determination of stockholders entitled to receive notice of the Special Meeting and to vote the shares of common stock, par value $0.0001 per share, they held on that date at the meeting, or any postponement or adjournment of the meeting.

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The undersigned appoints Edward Honour and Jeffery Lozinski and each of them, as proxies, each with the power of substitution, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Kinetic Seas Incorporated held of record by the undersigned at the close of business on April 4, 2024 at the Special Meeting of stockholders to be held at 1501 E. Woodfield Rd., Suite 114E, Schaumburg, IL 60173 on May 6, 2024 at 10:30 am (local time) or at any adjournment thereof.

SPECIAL MEETING OF THE STOCKHOLDERS OF KINETIC SEAS INCORPORATED			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: 🗷

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		🡪	FOR	AGAINST	ABSTAIN
Ratification of the Prior Corporate Acts. The Board of Directors recommends a vote “FOR” this proposal.

Proposal 2		🡪	FOR	AGAINST	ABSTAIN
Ratification of the Merger Closing. The Board of Directors recommends a vote “FOR” this proposal.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ___________

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

____________________________________ (signature) ____________________________________ (printed name) Date: ________________________________	_____________________________________ (signature) - Joint Owner _____________________________________ (printed name) Date: _________________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Shareholder ID:	Control #:

Shares Voted:	Please mark here is you are voting for multiple accounts: ___________

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